First Quarter 2017

Earnings Conference Call

April 13, 2017

Cautionary Statement Regarding Forward-Looking and Non-GAAP Financial Information

Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on its corporate website.

The presentation contains forward-looking statements regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2016 Form 10-K, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

In this presentation, we may sometimes include non-GAAP financial information. Non-GAAP financial information includes metrics such as fee income, tangible book value, pretax, pre-provision earnings, and return on tangible common equity, as well as adjusted results and certain information used to review components of reported information. When we do so, we provide GAAP reconciliations for such information. Such reconciliations may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results.

References to our corporate website are to www.pnc.com under "About Us – Investor Relations." Our SEC filings are available both on our corporate website and on the SEC's website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation.

First Quarter 2017 Highlights

PNC

- Delivered high quality results
  - Higher revenues
  - Loan growth
  - Well-managed expenses
  - Stable credit quality
  - Strong capital return and liquidity position
- Continued to execute on our strategic priorities to deliver positive operating leverage and create long-term shareholder value

Net Income

$1.1 billion

Diluted EPS

$1.96

Tangible Book Value

$67.47 per common share

– Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.

Balance Sheet: **Grew Loans and Securities**

PNC

Average balances $ billions	1Q17	Change vs. 4Q16	Change vs. 1Q16	Highlights
Commercial lending	**$139.8**	$1.2	$5.3	▪ Growth in corporate banking & equipment finance businesses
Consumer lending	**72.5**	0.2	(0.2)	▪ Growth in residential mortgage, auto and credit card, partially offset by declines in home equity and education
Total loans	**$212.3**	$1.4	$5.1	
Investment securities	**$76.3**	$0.2	$6.0	▪ 9% increase over 1Q16
Interest-earning deposits with banks	**$24.2**	($1.1)	($1.3)	
Deposits	**$254.9**	($2.1)	$8.8	▪ Reflects seasonal activity vs. 4Q16 as a decline in commercial deposits was partially offset by growth in consumer deposits
Common shareholders' equity	**$41.5**	($0.3)	$0.3	▪ 92% payout ratio for 1Q17 – 5.0 million shares repurchased for $0.6 billion and dividends of $0.3 billion

Three months ended	3/31/17	12/31/16	3/31/16	
Pro forma fully phased-in Basel III common equity Tier 1 capital ratio	**10.0%**	10.0%	10.1%	▪ Maintained strong capital position
Tangible book value per common share	**$67.47**	$67.26	$65.15	▪ 4% increase over 1Q16
Return on average assets	**1.19%**	1.13%	1.07%	
Return on average common equity	**9.50%**	9.31%	8.44%	
Return on tangible common equity	**12.15%**	11.90%	10.84%	

– Payout ratio – Refers to amount used to fund common stock dividends and share repurchases as a percentage of net income attributable to diluted common shares.
– Pro forma fully phased-in Basel III common equity Tier 1 capital ratio (Non-GAAP) – Estimated ratios calculated based on the standardized approach. See Appendix for additional information.
– Tangible book value per common share (Non-GAAP) – See Reconciliation in Appendix.
– Return on tangible common equity (Non-GAAP) – Annualized net income attributable to common shareholders divided by tangible common equity. See Reconciliation in Appendix.

Income Statement: **High Quality Results**

PNC

$ millions	1Q17	Change vs. 4Q16	Change vs. 1Q16	Highlights
Net interest income	**$2,160**	$30	$62	▪ Growth primarily driven by higher loan and securities yields
Fee income	**$1,402**	($47)	$141	▪ Seasonal declines from 4Q16
Other income	**$322**	$27	$16	▪ Includes a $47 million valuation adjustment associated with certain equity investments subject to the Volcker Rule
Noninterest income	**$1,724**	($20)	$157	
Total revenue	**$3,884**	$10	$219	
Noninterest expense	**$2,402**	($39)	$121	▪ Disciplined expense management
Pretax, pre-provision earnings	**$1,482**	$49	$98	▪ Achieved positive operating leverage
Provision	**$88**	$21	($64)	▪ Overall stable credit quality – provision in line with guidance
Net income	**$1,074**	$27	$131	
Net income attributable to common shareholders	**$973**	($9)	$114	▪ Negatively impacted by $19 million or $0.04 diluted EPS related to deferred issuance costs upon redemption of all REIT preferred securities in 1Q17

	1Q17	4Q16	1Q16
Diluted EPS	**$1.96**	$1.97	$1.68

– Fee income (Non-GAAP) - Refers to noninterest income in the following categories: asset management, consumer services, corporate services, residential mortgage and service charges on deposits. See Reconciliation in Appendix.
– Pretax, pre-provision earnings (Non-GAAP) – See Reconciliation in Appendix.

PNC

Net Interest Income

Growth in NII and NIM


2.75%
2.70%
2.68%
2.69%
2.77%
$2,098
$2,068
$2,095
$2,130
$2,160
$ millions
1Q16
2Q16
3Q16
4Q16
1Q17
Net Interest Income
NIM

1Q17 Highlights

- Net interest income (NII) grew $30 million over 4Q16
  - Growth driven by higher loan and securities yields
  - Partially offset by increased borrowing and deposit costs and lower day count
- Net interest margin (NIM) grew 8 basis points over 4Q16
  - Higher short-term rates

Noninterest Income

11% Fee Income Growth Year-Over-Year



$1,567
$1,726
$1,734
$1,744
$1,724
$306
$264
$259
$295
$322
$1,261
$1,462
$1,475
$1,449
$1,402
$ millions
1Q16
2Q16
3Q16
4Q16
1Q17
Other Noninterest Income
Fee Income

Diversified Sources of Fee Income

1Q17

$ millions



Consumer Services $332 -5% LQ -1% YOY
Corporate Services $393 +2% LQ +21% YOY
Total $1.4 billion
Residential Mortgage $113 -20% LQ +13% YOY
Asset Management $403 +1% LQ +18% YOY
Service Charges on Deposits $161 -6% LQ +2% YOY

- LQ – Refers to a comparison of linked quarter 1Q17 with 4Q16.
- YOY – Refers to a comparison of year over year quarter 1Q17 with 1Q16.

Well-Managed Expenses
Reinvesting for Growth


$ millions
$2,281
$2,360
$2,394
$2,441
$2,402
1Q16
2Q16
3Q16
4Q16
1Q17
Noninterest Expense

1Q17 Highlights

- Maintained strong expense discipline while:
  - Investing in technology and business infrastructure
  - Transforming the retail banking and home lending experience
  - Continuing to deliver quality results within our core business activities
- 2017 Continuous Improvement Program
  - On track to achieve $350 million target

PNC

Nonperforming Loans


$ millions
$2,281
$2,264
$2,146
$2,144
$1,998
1Q16
2Q16
3Q16
4Q16
1Q17

Provision


$ millions
$152
$127
$87
$67
$88
1Q16
2Q16
3Q16
4Q16
1Q17

Net Charge-Offs


$ millions
$149
$134
$154
$106
$118
1Q16
2Q16
3Q16
4Q16
1Q17

NCO / Average Loans for 1Q17: 0.23%

- Annualized net charge-offs (NCO) to average loans for the three months ended

Outlook: Full Year 2017 Compared to Full Year 2016

Balance Sheet	Loans	Up mid-single digits
Income Statement	Revenue	Growth in the upper end of the mid-single digit range
	Noninterest expense	Up low-single digits

– Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.

Balance Sheet	Loans	Up modestly
Income Statement	Net interest income	Up low-single digits
	Fee income	Up mid-single digits
	Noninterest expense	Up low-single digits
	Loan loss provision	$75 - $125 million

– Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.

Cautionary Statement Regarding Forward-Looking Information

This presentation includes "snapshot" information about PNC used by way of illustration and is not intended as a full business or financial review. It should not be viewed in isolation but rather in the context of all of the information made available by PNC in its SEC filings.

We also make statements in this presentation, and we may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as "believe," "plan," "expect," "anticipate," "see," "look," "intend," "outlook," "project," "forecast," "estimate," "goal," "will," "should" and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties.

- Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:
  - Changes in interest rates and valuations in debt, equity and other financial markets.
  - Disruptions in the U.S. and global financial markets.
  - Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.
  - Changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes.
  - Changes in customers', suppliers' and other counterparties' performance and creditworthiness.
  - Slowing or reversal of the current U.S. economic expansion.
  - Continued residual effects of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.
  - Commodity price volatility.
  - Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

Cautionary Statement Regarding Forward-Looking Information

PNC

- Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our current view that the U.S. economy and the labor market will grow moderately in 2017, boosted by stable oil/energy prices, improving consumer spending and housing activity, and expanded federal fiscal policy stimulus as a result of the 2016 elections. Short-term interest rates and bond yields are expected to continue rising gradually in 2017, along with inflation. These forward-looking statements also do not, unless otherwise indicated, take into account the impact of potential legal and regulatory contingencies.
- PNC's ability to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments, is subject to the review of such proposed actions by the Federal Reserve Board as part of PNC's comprehensive capital plan for the applicable period in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process and to the acceptance of such capital plan and non-objection to such capital actions by the Federal Reserve Board.
- PNC's regulatory capital ratios in the future will depend on, among other things, the company's financial performance, the scope and terms of final capital regulations then in effect (particularly those implementing the international regulatory capital framework developed by the Basel Committee on Banking Supervision (Basel Committee), the international body responsible for developing global regulatory standards for banking organizations for consideration and adoption by national jurisdictions), and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory approval of related models.
- Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:
  - Changes resulting from legislative and regulatory reforms, including changes affecting oversight of the financial services industry, consumer protection, tax, pension, bankruptcy and other industry aspects, and changes in accounting policies and principles.
  - Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and initiatives of the Basel Committee.
  - Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries. These matters may result in monetary judgments or settlements or other remedies, including fines, penalties, restitution or alterations in our business practices, and in additional expenses and collateral costs, and may cause reputational harm to PNC.
  - Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies.
  - Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Appendix: **Cautionary Statement Regarding Forward-Looking Information**

- Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards.
- Business and operating results also include impacts relating to our equity interest in BlackRock, Inc. and rely to a significant extent on information provided to us by BlackRock. Risks and uncertainties that could affect BlackRock are discussed in more detail by BlackRock in its SEC filings.
- We grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits and other liabilities. Acquisition risks and uncertainties include those presented by the nature of the business acquired, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into PNC after closing.
- Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.
- Business and operating results can also be affected by widespread natural and other disasters, pandemics, dislocations, terrorist activities, system failures, security breaches, cyberattacks or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding these as well as other factors in our 2016 Form 10-K, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in that report, and in our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this presentation or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Any annualized, pro forma, estimated, third party or consensus numbers in this presentation are used for illustrative or comparative purposes only and may not reflect actual results. Any consensus earnings estimates are calculated based on the earnings projections made by analysts who cover that company. The analysts' opinions, estimates or forecasts (and therefore the consensus earnings estimates) are theirs alone, are not those of PNC or its management, and may not reflect PNC's or other company's actual or anticipated results.

Basel III Regulatory Capital Ratios

As a result of the phase-in periods included in the final U.S. Basel III regulatory capital rules (Basel III rules), as well as the fact that PNC remains in the parallel run qualification phase for the advanced approaches, PNC's regulatory risk-based capital ratios in 2017 and 2016 are calculated using the standardized approach for determining risk-weighted assets, and the definitions of, and deductions from, regulatory capital under the Basel III rules (as such definitions and deductions are phased-in for 2017 and 2016, respectively). We refer to the capital ratios calculated using the phased-in Basel III provisions in effect for each year and, for the risk-based ratios, standardized approach risk-weighted assets, as Transitional Basel III ratios. Under the standardized approach for determining credit risk-weighted assets, exposures are generally assigned a pre-defined risk weight. Exposures to high volatility commercial real estate, past due exposures, equity exposures and securitization exposures are generally subject to higher risk weights than other types of exposures.

We provide information below regarding PNC's estimated March 31, 2017 and actual December 31, 2016 and March 31, 2016 Transitional Basel III common equity Tier 1 ratios and PNC's estimated pro forma fully phased-in Basel III common equity Tier 1 ratio. Under the Basel III rules adopted by the U.S. banking agencies, significant common stock investments in unconsolidated financial institutions, mortgage servicing rights and deferred tax assets must be deducted from capital (subject to a phase-in schedule and net of associated deferred tax liabilities) to the extent they individually exceed 10%, or in the aggregate exceed 15%, of the institution's adjusted common equity Tier 1 capital. Also, Basel III regulatory capital includes (subject to a phase-in schedule) accumulated other comprehensive income related to securities currently and previously held as available for sale, as well as pension and other postretirement plans.

Non-GAAP Basel III Regulatory Capital Ratios

PNC

Transitional Basel III and Pro forma Fully Phased-In Basel III Common Equity Tier 1 Capital Ratios

	2017 Transitional Basel III	2016 Transitional Basel III		Pro forma Fully Phased-In Basel III (Non-GAAP) (estimated)		
	(estimated)					
$ in millions	**Mar. 31, 2017**	**Dec. 31, 2016**	**Mar. 31, 2016**	**Mar. 31, 2017**	**Dec. 31, 2016**	**Mar. 31, 2016**
Common stock, related surplus, and retained earnings, net of treasury stock	$42,053	$41,987	$41,145	$42,053	$41,987	$41,145
Less regulatory capital adjustments:						
Goodwill and disallowed intangibles, net of deferred tax liabilities	(9,007)	(8,974)	(9,023)	(9,052)	(9,073)	(9,148)
Basel III total threshold deductions	(1,066)	(762)	(678)	(1,588)	(1,469)	(1,139)
Accumulated other comprehensive income [(a)]	(295)	(238)	60	(369)	(396)	101
All other adjustments	(185)	(214)	(139)	(182)	(221)	(148)
Basel III Common equity Tier 1 capital	$31,500	$31,799	$31,365	$30,862	$30,828	$30,811
Basel III standardized approach risk-weighted assets [(b)]	$300,683	$300,533	295,555	$309,066	$308,517	$303,805
Basel III advanced approaches risk-weighted assets [(c)]	N/A	N/A	N/A	$279,690	$277,896	$283,297
Basel III Common equity Tier 1 capital ratio	10.5%	10.6%	10.6%	10.0%	10.0%	10.1%
Risk-weight and associated rules utilized	Standardized (with 2017 transition adjustments)	Standardized (with 2016 transition adjustments)		Standardized		

(a) Represents net adjustments related to accumulated other comprehensive income for securities currently and previously held as available for sale, as well as pension and other postretirement plans.

(b) Basel III standardized approach risk-weighted assets are based on the Basel III standardized approach rules and include credit and market risk-weighted assets.

(c) Basel III advanced approaches risk-weighted assets are based on the Basel III advanced approaches rules, and include credit, market and operational risk-weighted assets. During the parallel run qualification phase, PNC has refined the data, models and internal processes used as part of the advanced approaches for determining risk-weighted assets. We anticipate additional refinements through the parallel run qualification phase.

PNC utilizes the pro forma fully phased-in Basel III capital ratios to assess its capital position (without the benefit of phase-ins), as these ratios represent the regulatory capital standards that will be ultimately applicable to PNC under the final Basel III rules. Our Basel III capital ratios and estimates may be impacted by additional regulatory guidance or analysis, and, in the case of those ratios calculated using the advanced approaches, may be subject to variability based on the ongoing evolution, validation and regulatory approval of PNC's models that are integral to the calculation of advanced approaches risk-weighted assets as PNC moves through the parallel run approval process.

PNC

Fee Income

$ in millions	For the three months ended 1Q17	4Q16	1Q16	% Change 1Q17 vs 4Q16	1Q17 vs 1Q16
Asset management	$403	$399	$341	1%	18%
Consumer services	332	349	337	(5%)	(1%)
Corporate services	393	387	325	2%	21%
Residential mortgage	113	142	100	(20%)	13%
Service charges on deposits	161	172	158	(6%)	2%
Total fee income	$1,402	$1,449	$1,261	(3%)	11%
Other, including net securities gains	322	295	306	9%	5%
Total noninterest income, as reported	$1,724	$1,744	$1,567	(1%)	10%

PNC

Tangible Book Value per Common Share

$ in millions, except per share data	Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016	% Change 3/31/17 vs. 12/31/16	% Change 3/31/17 vs. 3/31/16
Book value per common share	$86.14	$85.94	$83.47	-	3%
Tangible book value per common share					
Common shareholders' equity	$41,774	$41,723	$41,677		
Goodwill and Other intangible assets	(9,356)	(9,376)	(9,457)		
Deferred tax liabilities on Goodwill and Other intangible assets	303	304	309		
Tangible common shareholders' equity	$32,721	$32,651	$32,529		
Period-end common shares outstanding (in millions)	485	485	499		
Tangible book value per common share (Non-GAAP)	$67.47	$67.26	$65.15	-	4%

Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders' equity divided by period end common shares outstanding. We believe this non-GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value.

Non-GAAP to GAAP Reconciliation

PNC

Pretax Pre-Provision Earnings

$ in millions	For the three months ended			% Change	
	1Q17	4Q16	1Q16	1Q17 vs 4Q16	1Q17 vs 1Q16
Net interest income	$2,160	$2,130	$2,098	1%	3%
Noninterest income	1,724	1,744	1,567	(1%)	10%
Total revenue	$3,884	$3,874	$3,665	-	6%
Noninterest expense	(2,402)	(2,441)	(2,281)	(2%)	5%
Pretax pre-provision earnings	$1,482	$1,433	$1,384	3%	7%
Net income	$1,074	$1,047	$943	3%	14%

We believe that pretax, pre-provision earnings, a non-GAAP financial measure, is useful as a tool to help evaluate the ability to provide for credit costs through operations.

PNC

Return on Tangible Common Equity

$ in millions	For the three months ended Mar. 31, 2017	Dec. 31, 2016	Mar. 31, 2016
Return on average common shareholders' equity	9.50%	9.31%	8.44%
Average common shareholders' equity	$41,532	$41,833	$41,281
Average Goodwill and Other intangible assets	(9,364)	(9,392)	(9,466)
Average deferred tax liabilities on Goodwill and Other intangible assets	304	305	310
Average tangible common equity	$32,472	$32,746	$32,125
Net income attributable to common shareholders	$ 973	$ 982	$ 859
Net income attributable to common shareholders, if annualized	$ 3,946	$ 3,896	$ 3,484
Return on average tangible common equity	12.15%	11.90%	10.84%

Return on average tangible common equity is a non-GAAP measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity.

PNC

Net Visa Activity

$ in millions	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
	For the three months ended				
Gains on Visa Sales	$ -	$ -	$ -	$ 82	$ 44
Derivative Fair Value Adjustments [a]	(16)	(20)	(11)	(51)	(12)
Net Visa Activity	$ (16)	$ (20)	$ (11)	$ 31	$ 32

[a] Derivative fair value adjustments related to swap agreements with purchasers of Visa Class B common shares in connection with all prior sales; 2Q16 and 4Q16 Visa derivative fair value adjustments were primarily driven by changes in anticipated timing of litigation resolution.